Exhibit 10.15

Date: 19 April 2021

(1) KREOS CAPITAL VI (UK) LIMITED

(2) MDxHEALTH SA

DEED OF AMENDMENT TO LOAN FACILITY AGREEMENT

THIS DEED is dated ____ April 2021 and made between:

(1)	KREOS CAPITAL VI (UK) LIMITED a company incorporated in England and Wales under registration number 11535385 whose registered office is at Amf Building, 25 Old Burlington Street, London W 1 S 3AN (the “Lender”); and

(2)	MDxHEALTH SA, a limited liability company by shares, incorporated in Belgium and registered in the Legal Entities Register (Liège) under number 0479.292.440 whose registered office is at Rue d’Abhooz 31, 4040 Herstal, Belgium (the “Borrower”).

WHEREAS

(A)	On 23 September 2019, the Lender and the Borrower entered into an agreement for a loan facility of up to €9,000,000, as amended pursuant to a deed of amendment dated 19 October 2020 (the “Loan Agreement”).

(B)	The Borrower has, as at the date of this Deed, drawn down the full amount of the loan facility made available pursuant to the Loan Agreement (the “Drawdown Amount”).

(C)	The Lender has now agreed to amend the repayment provisions of the Loan Agreement as detailed in the provisions of this Deed.

NOW THIS DEED WITNESSETH as follows:

1.	INTERPRETATION

1.1	In this Deed, unless the context otherwise requires, the words and phrases that are defined in the Loan Agreement (as further amended by this Deed) will bear the same meanings in this Deed.

1.2	The headings in this Deed are inserted for convenience only and do not form part of this Deed and do not affect its interpretation.

2.	AMENDMENTS TO THE LOAN AGREEMENT

2.1	The provisions of the Loan Agreement are hereby amended, with effect from the CP Satisfaction Date (as defined below), to provide that:

2.1.1	the Repayment Schedule for the Drawdown Amount shall be as set out in the Schedule to this Deed (the “New Repayment Schedule”), which shall supersede and replace the Repayment Schedule issued by the Lender prior to the date of this Deed. The Borrower acknowledges and agrees that in calculating and agreeing to the amounts and to the Monthly Repayment Dates in the New Repayment Schedule, the Lender has taken into account all principal, interest, fees received by it and the Advance Payment deducted by it prior to the date of this Deed and therefore, notwithstanding any provision of the Loan Agreement (including, but not limited to, the Applicable Interest Rate) the amounts in the New Repayment Schedule are the remaining cash payments which still need to be paid by the Borrower to the Lender;

2.1.2	the monthly payments in the New Repayment Schedule comprising interest only will be considered to be the “Interest Only Period”; and

2.1.3	Clause 5.1.2 of the Loan Agreement is replaced as follows:

“In the event that the Borrower shall have received gross proceeds for a minimum amount of USD 30,000,000 by way of new Equity Financing occurring before the end of the Loan Term (and provided satisfactory evidence thereof to the Lender):

(i) the Interest Only Period shall be extended with six Monthly Repayment Dates; or

(ii) a new Interest Only Period of sixth Monthly Repayment Dates shall start,

(without, for the avoidance of doubt, extending the Loan Term and provided that if there are less than six Monthly Repayment Dates remaining until the end of the Loan Term at the relevant time, the extended or new Interest Only Period will end on (and not include) the final Monthly Repayment Date) and the Lender shall issue to the Borrower a new Repayment Schedule to replace the Repayment Schedule applicable at the time of such extension or new Interest Only Period (provided that all monthly repayments after the extended or new Interest Only Period shall be equal instalments of principal and interest).”

2.2	In the event that the Lender converts the First Discretionary Convertible Loan and/or the Second Discretionary Convertible (each as defined and in accordance with the Amended and Restated Convertible Loans Agreement (as defined below)) into shares to be issued by the Borrower to the Lender, at the time of the conversion the Lender shall issue to the Borrower a further Repayment Schedule to replace the New Repayment Schedule, reflecting, as a result of the conversion, the proportionate reduction in payments of principal and interest to be made by the Borrower to the Lender over the remainder of the Loan Term and:

2.2.1	as concerns the First Discretionary Convertible Loan, the €11,700 reduction in the End of Loan Payment; and

2.2.2	as concerns the Second Discretionary Convertible Loan, the €13,162.5 reduction in the End of Loan Payment.

2.3	The rescheduling and the amendment to the Loan Agreement provided for by this Deed is subject to the prior satisfaction by the Borrower of the following conditions (with the date that these conditions are satisfied being the “CP Satisfaction Date”):

2.3.1	the delivery to the Lender of a copy of the resolutions of the Borrower’s board of directors authorising the transactions contemplated by this Deed and the amended and restated convertible loans agreement originally dated 23 September 2019 in the form attached at Schedule 2 (the “Amended and Restated Convertible Loans Agreement”) and the execution and delivery to the Lender of this Deed and associated documents;

2.3.2	the Borrower having executed and delivered to the Lender (in accordance with clause 6.2 of this Deed) this Deed, the Amended and Restated Convertible Loans Agreement and any amendments to and/or confirmations relating to the Security Documents; and

2.3.3	compliance by the Borrower of its obligations in Clauses 3 and 4 of this Deed.

2.4	As from the CP Satisfaction Date, details of the End of Loan Payments under the heading Loan Facility Terms in the Loan Agreement shall be deleted and replaced with:

“In relation to each Tranche, 6.50% of the amount drawn down under the relevant Tranche.”.

2.5	As from the CP Satisfaction Date, the Convertible Loans Agreement shall be replaced by, and restated in the form of, the Amended and Restated Convertible Loans Agreement as set out in Schedule 2.

2.6	Save as hereby amended, all the provisions of the Loan Agreement will remain in full force and effect.

2.7	In the event of any conflict between the terms of the Loan Agreement (as amended by this Deed) and the New Repayment Schedule, the New Repayment Schedule shall prevail.

3.	REPRESENTATIONS AND WARRANTIES

3.1	The Borrower hereby represents and warrants to the Lender that as at the date of this Deed and the CP Satisfaction Date:

3.1.1	this Deed and the Amended and Restated Convertible Loans Agreement, do now or, as the case may be, will, upon execution and delivery, constitute the Borrower’s legal, valid and binding obligations enforceable against it in accordance with their respective terms;

3.1.2	the execution by the Borrower of this Deed will not involve or lead to a contravention in any material respect of:

(a)	any applicable law or other legal requirement;

(b)	the constitutional documents of the Borrower or any Group Company; or

(c)	any contractual or other obligation or restriction which is binding on the Borrower or any Group Company or any of their assets;

3.1.3	all material consents, licences, approvals and authorisations required by the Borrower in connection with the entry into, performance, validity and enforceability of this Deed and the Amended and Restated Convertible Loans Agreement have been or (upon execution thereof) shall have been obtained and shall be (or upon execution thereof shall be) in full force and effect during the term of the Loan Agreement;

3.1.4	the Borrower has the corporate capacity and has taken all corporate action necessary for it to execute this Deed; and

3.1.5	all representations and warranties provided by the Borrower in the Loan Agreement continue to be true and correct in all material respects; and

3.1.6	no Event of Default has occurred.

3.2	The Borrower acknowledges that the Lender is entering into this Deed in reliance on the representations and warranties contained in this Clause.

4.	COSTS AND EXPENSES

The Borrower shall reimburse the Lender for all of its costs reasonably incurred in relation to the negotiation, preparation, execution, performance and implementation of this Deed and associated documents and the Amended and Restated Convertible Loans Agreement (subject to any agreed cap).

5.	CONTINUING STATUS OF SECURITY

5.1	The Borrower acknowledges and agrees that the Pledge Agreement:

5.1.1	ranks as continuing security for the payment and discharge of all amounts due and payable by and obligations of the Borrower under the Loan Documents; and

5.1.2	shall continue in full force and effect in all respects.

6.	COUNTERPARTS

6.1	This Deed may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

6.2	Transmission of the executed signature page of a counterpart of this Deed by e-mail (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this Deed. If this method of delivery is adopted, without prejudice to the validity of the agreement thus made, each party to this Deed shall provide the other with the original of such counterpart as soon as reasonably possible thereafter.

6.3	No counterpart shall be effective until all parties to this Deed have executed and delivered at least one counterpart.

7.	MISCELLANEOUS

7.1	A person who is not a party to this Deed may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

7.2	If there is any conflict between the terms of this Deed and the Loan Agreement, the terms of this Deed shall prevail.

8.	GOVERNING LAW AND JURISDICTION

8.1	This Deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

8.2	The parties to this Deed irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim that arises out of, or in connection with, this Deed or its subject matter or formation (including non-contractual disputes or claims).

IN WITNESS WHEREOF, this Deed is executed and delivered as a deed and takes effect on the date first written above.

EXECUTION PAGE

The Lender:

EXECUTED and DELIVERED as a DEED on	)
behalf of KREOS CAPITAL VI (UK))		/s/ Ross Ahlgren
LIMITED acting by:	)	(signature of director)
)
Ross Ahlgren	)
(print name of director) in the presence of:	)
)

Signature of witness:	/s/ Lauren Mahoney

Name of witness:	Lauren Mahoney

Address of witness:	Kreos Capital, AMF Building, 25-28 Old Burlington Street, London, W1S 3AN, UK

Occupation of witness:	Portfolio Administrator

The Borrower:

EXECUTED and DELIVERED as a DEED on	)
behalf of MDxHEALTH SA, a company	)
incorporated in Belgium, acting by:	)	/s/ Michael McGarrity
	)	(Authorised signatory Signature)
Michael McGarrity	)
(print name of director) in the presence of:	)
)

Schedule

New Repayment Schedule

DUE DATE	DRAWDOWN (€)	DEPOSIT (€)	FEES (€)	CAPITAL (€)	INTEREST (€)	TOTAL PAYMENT (€)

01-May-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Jun-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Jul-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Aug-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Sep-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Oct-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Nov-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Dec-21	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Jan-22	0.00	0.00	0.00	0.00	71,250.00	71,250.00
01-Feb-22	0.00	0.00	0.00	463,206.35	0.00	463,206.35
01-Mar-22	0.00	0.00	0.00	395,623.40	67,582.95	463,206.35
01-Apr-22	0.00	0.00	0.00	398,755.42	64,450.93	463,206.35
01-May-22	0.00	0.00	0.00	401,912.23	61,294.12	463,206.35
01-Jun-22	0.00	0.00	0.00	405,094.04	58,112.31	463,206.35
01-Jul-22	0.00	0.00	0.00	408,301.03	54,905.32	463,206.35
01-Aug-22	0.00	0.00	0.00	411,533.42	51,672.93	463,206.35
01-Sep-22	0.00	0.00	0.00	414,791.39	48,414.96	463,206.35
01-Oct-22	0.00	0.00	0.00	418,075.15	45,131.20	463,206.35
01-Nov-22	0.00	0.00	0.00	421,384.92	41,821.43	463,206.35
01-Dec-22	0.00	0.00	0.00	424,720.88	38,485.47	463,206.35
01-Jan-23	0.00	0.00	0.00	428,083.25	35,123.10	463,206.35
01-Feb-23	0.00	0.00	0.00	431,472.25	31,734.10	463,206.35
01-Mar-23	0.00	0.00	0.00	434,888.07	28,318.28	463,206.35
01-Apr-23	0.00	0.00	0.00	438,330.93	24,875.42	463,206.35
01-May-23	0.00	0.00	0.00	441,801.05	21,405.30	463,206.35
01-Jun-23	0.00	0.00	0.00	445,298.64	17,907.71	463,206.35
01-Jul-23	0.00	0.00	0.00	448,823.92	14,382.43	463,206.35
01-Aug-23	0.00	0.00	0.00	452,377.11	10,829.24	463,206.35
01-Sep-23	0.00	0.00	0.00	455,958.43	7,247.92	463,206.35
01-Oct-23	0.00	(286,032.13)	585,000.00	459,568.10	3,638.25	762,174.22
						(subject to the amount of any Discretionary Convertible Loan converting into shares of the Borrower in accordance with the Convertible Loans Agreement (as amended and restated on the date of this Deed)

Schedule 2

Amended and Restated Convertible Loans Agreement

[Please see attached]